EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form S-1 registration statement of Hinto Energy, Inc. our report dated June 21, 2013 on our audit of the financial statements of Hinto Energy, Inc. as of December 31, 2012 and 2011 and the related statement of operations, stockholders' equity (deficit) and cash flow for the year then ended and for the period from inception (March 8, 2011) to December 31, 2012, and the reference to us under the caption "Experts".


/s/ BF Borgers, CPA, PC




B F BORGERS, CPA, PC
Denver, CO
July 3, 2013